                                                                    EXHIBIT 21.1


                         SUBSIDIARIES OF THE REGISTRANT

        The registrant's subsidiaries are PDR Productions, Inc., a New York Corporation; Mediatech, Inc., a Delaware Corporation; and DG Systems North, Inc., a Yukon Territory, Canada Corporation.